Exhibit 3.24

OPERATING AGREEMENT

OF

WEBER CITY ROAD LLC

(a Louisiana limited liability company)

OPERATING AGREEMENT

OF

WEBER CITY ROAD LLC

The undersigned, as signatory to this Operating Agreement (this “Agreement”), does hereby enter into this Agreement, effective the 17th day of August, 2001, with respect to Weber City Road LLC, a Louisiana limited liability company (the “Company”).

I. OFFICES

The registered office of the Company, required by the Louisiana Limited Liability Company Law to be maintained in the State of Louisiana, may, but need not, be identical with the principal office in the State of Louisiana. The address of the initial registered office of the Company is 320 Somerlus Street, Baton Rouge, Louisiana, 70802-6129 and the initial registered agent at such address is Corporation Service Company. The registered office and the registered agent may be changed from time to time by action of the members and by filing the prescribed form with the Louisiana Secretary of State.

II. MEETINGS

2.1 Annual Meeting. The annual meeting of the members shall be held on the second Tuesday in the month of January each year, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election shall not be held on the day designated herein for the annual meeting of the members, or at any adjournment thereof, the members shall cause the election to be held at a special meeting of the members as soon thereafter as it may be conveniently held.

2.2 Regular Meetings. The members may, by resolution, prescribe the time and place for the holding of regular meetings and may provide that the adoption of such resolution shall constitute notice of such regular meetings.

2.3 Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by law, may be called by any member.

2.4 Notice of Meeting. Notice in writing or by telephone stating the place, day and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than three (3) days before the date of the meeting, either personally, by facsimile transmission, or by mail, by or at the direction of the President, to each member of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two (2) days after deposited in the United States mail, addressed to the member at his address as it appears on the books of the Company, with postage thereon prepaid. When all the members of the Company are present at any meeting, or if those not present sign in writing a waiver of notice of such meeting, or subsequently ratify all the proceedings thereof, the transactions of such meeting are as valid as if a meeting were formally called and notice had been given.

2.5 Quorum. At any meeting of the members, a majority of the equity interests, as determined from the capital contribution of each member as reflected by the books of the Company, represented in person or by proxy, shall constitute a quorum at a meeting of the members. If less than said majority of the equity interests are represented at a meeting, a majority of the interests so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum.

2.6 Proxies. At all meetings of members, a member may vote by proxy executed in writing by the member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the President of the Company before or at the time of the meeting. No proxy shall be valid after three (3) months from date of execution, unless otherwise provided in the proxy.

2.7 Voting by Certain Members. Membership interests held in the name of a corporation, partnership, company or trust may be voted by such officer, partner, manager, agent or proxy as the bylaws, partnership agreement, trust agreement or operating agreement of such entity may prescribe or, in the absence of such provision, as the board of directors, partners, members, trustees or officers of such entity may determine. Membership interests held by a trustee, personal representative, administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such membership interest into his name.

2.8 Manner of Acting.

2.8.1 Action by Members. Unless otherwise expressly provided in the Articles of Organization, this Agreement or by law, the vote of a majority percentage of the membership interests in the Company present at a meeting at which a quorum is present shall be the act of the members. Voting shall be based on membership interest and not by heads.

553149_1

304-926/9-24-01/16:39 PM

2.8.2 Procedure. The President of the Company shall preside at meetings of the members and may move or second any item of business. A record shall be maintained of the meetings of the members. The members may adopt their own rules of procedure, which shall not be inconsistent with this Agreement.

2.8.3 Presumption of Assent. A member of the Company who is present at a meeting of the members at which action on any matter is taken, shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the secretary of the meeting immediately after the adjournment of the meeting. Such right to dissent shall not apply to a member who voted in favor of such action.

2.9 Order of Business. The order of business at all meetings of the members shall be as follows:

(a)	Roll call.

(a)	Proof of notice of meeting or waiver of notice.

(b)	Reading of minutes of preceding meeting.

(c)	Report of the President.

(d)	Unfinished business.

(e)	New business.

2.10 Telephone Conference Meeting. Members of the Company may participate in any meeting of the members by means of conference telephone or similar communication if all persons participating in such meeting can hear one another for the entire discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this Section shall constitute presence in person at such meeting.

2.11 Written Consent. Any action which may be taken at any meeting of the members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of the membership interests having not less than the minimum interest that would be necessary to authorize or take such action at a

553149_1

304-926/9-24-01/16:39 PM

meeting at which holders of all membership interests entitled to vote thereon were present and voted.

III. FISCAL MATTERS

3.1 Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year, unless otherwise determined by resolution of the members.

3.2 Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the members may select.

3.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by the President or by such other person or persons as the members may by resolution or other action specify.

3.4 Contracts. The members may authorize any member or agent of the Company, in addition to the officers, to enter into any contract or execute any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

IV. BOOKS AND RECORDS

4.1 Books and Records. The books and records of the Company shall be kept at the principal office of the Company or at such other places, within or without the State of Louisiana, as the members shall from time to time determine.

4.2 Right of Inspection. Any member of record shall have the right to examine, at any reasonable time or times for all purposes, the books and records of account, minutes and records of meetings and to make copies thereof. Such inspection may be made by any agent or attorney of the member. Upon the written request of any member of the Company, it shall mail to such member its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations.

4.3 Financial Records. All financial records shall be maintained and reported based on generally acceptable accounting practices.

553149_1

304-926/9-24-01/16:39 PM

V. MANAGEMENT

The business of the Company shall be managed by the members.

VI. OFFICERS

6.1 President. The President shall be the chief executive officer of the Company responsible for the general overall supervision of the business and affairs of the Company. He shall, when present, preside at all meetings of the members. In general, he shall perform all duties as may be prescribed by the members from time to time.

6.2 Other Officers. The Company may, at the discretion of the members, have additional officers including, without limitation, one or more vice-presidents, one or more secretaries and one or more treasurers. Officers need not be selected from among the members. One person may hold two or more offices, except one person may not hold both the office of president and the office of secretary. When the incumbent of an office is unable to perform the duties thereof, or when there is no incumbent of an office, the duties of the office shall be performed by the person specified by the members.

6.3 Election and Term of Office. The officers of the Company shall be elected annually by the members at the annual meeting. Each officer shall hold office from the date of his election until the next annual meeting and until his successor shall have been elected, unless he shall sooner resign or be removed.

6.4 Resignation and Removal. Any officer may resign at any time by giving written notice to the President or to all of the members, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed at any time by the members with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

6.5 Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the members.

6.6 Salaries. The salaries of the officers, if any, shall be fixed from time to time by the members, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a member of the Company.

6.7 Certificate of Authority. Each of the President and any other officer of the Company is authorized to execute certificates which establish the membership of any member, the authenticity of any records of the Company, and the authority of any person

553149_1

304-926/9-24-01/16:39 PM

(including himself) to act on behalf of the Company, including but not limited to providing a statement of those persons or entities with the authority to take the actions referred to in La. R.S. 12:1318(B).

VII. CAPITAL CONTRIBUTIONS

In consideration for its membership interest in and to the Company, the undersigned, who is the initial member of the Company, agrees to make the following capital contribution to the Company:

Crompton Manufacturing Company, Inc.: $1,000.00

VIII. ALLOCATION OF PROFITS AND LOSSES

The profits of the Company shall be divided, the net losses shall be borne among the members, and membership interests shall be deemed to be in the following proportions:

Member	Percentage

Crompton Manufacturing Company, Inc.:	100%

IX. DISTRIBUTIONS

The members may, from time to time, by majority vote declare, and the Company may distribute, accumulated profits agreed by majority vote not necessary for the cash needs of the Company. Unless otherwise provided, retained profits shall be deemed an increase in capital contributions to the Company.

X. NO CERTIFICATE

Membership interests will not be represented by certificates.

XI. TRANSFER OF MEMBERSHIP INTEREST

All or any part of a member’s interest in the Company may only be transferred or assigned if, by a unanimous vote of the members of the Company, the members approve of the proposed transfer or assignment. If the members of the Company do not approve of the proposed transfer or assignment, the transferee of the member’s interest has no right to participate in the management of the business and affairs of the Company or to become

553149_1

304-926/9-24-01/16:39 PM

a member. The transferee is only entitled to receive the share of profits or other compensation by way of income and the return of contributions to which that member would otherwise be entitled.

XII. NEW MEMBERS

New members may not be admitted except upon a majority vote of the members.

XIII. VOLUNTARY TERMINATION

The Company may be dissolved at any time by agreement of a majority vote of the members, in which event the members shall proceed with reasonable promptness to liquidate the Company. The assets of the Company shall be distributed in the following order:

(a)	To pay or provide for the payment of all Company liabilities to creditors other than members, and liquidating expenses and obligations; then

(b)	To pay debts owing to members other than for capital and profits; then

(c)	To pay debts owing to members in respect to capital; then

(d)	To pay debts owing to members in respect to profits in the percentages set forth in Article VIII hereof.

XIV. MISCELLANEOUS

14.1 Notice. Except as provided elsewhere in this Agreement with respect to specific notices, any notice required or permitted to be given pursuant to the provisions of the Louisiana Limited Liability Company Law, the Articles of Organization of the Company or this Agreement shall be effective as of the date personally delivered or actually received, or if sent by mail, on the date deposited with the United States Postal Service, prepaid and addressed to the intended receiver at his last known address as shown in the records of the Company.

14.2 Waiver of Notice. Whenever any notice is required to be given pursuant to the provisions of the Louisiana Limited Liability Company Law, the Articles of Organization of the Company or this Agreement, a waiver thereof, in writing, signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

553149_1

304-926/9-24-01/16:39 PM

14.3 Indemnification by Company. The Company may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member, officer, employee or agent of the Company, or is or was serving at the request of the Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

14.4 Indemnification Funding. The Company may fund the indemnification obligations provided by Section 14.3 hereof in such manner and to such extent as the members may from time to time deem proper.

14.5 Gender and Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural thereof.

14.6 Articles and Other Headings. The Articles and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation.

XV. AMENDMENTS

This Agreement may be altered, amended, restated or repealed and a new Operating Agreement may be adopted by majority vote of the members, after notice and opportunity for discussion of the proposed alteration, amendment, restatement or repeal.

* * * * * * * * * * * *

The undersigned, being all of the members of Weber City Road LLC, a Louisiana limited liability company, hereby evidence their adoption and ratification of the foregoing

553149_1

304-926/9-24-01/16:39 PM

Agreement of the Company.

EXECUTED this 24 day of September, 2001.

CROMPTON MANUFACTURING COMPANY, INC.

By:
Name:	ARTHUR C. FULLERTON
Title:	SECRETARY

553149_1

304-926/9-24-01/17:10 PM